UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): August 17, 2005

                                   Cosi, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                        000-50052                06-1393745
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
 of Incorporation)                                           Identification No.)

1751 Lake Cook Road, 6th Floor; Deerfield, Illinois               60015
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (847) 597-8800


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         (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

      On August 17, 2005, Cosi, Inc. (the "Company") entered into a General Separation and Release Agreement (the "Agreement") with Cynthia Jamison, Chief Financial Officer, providing that the employment relationship between the Company and Ms. Jamison terminated on such date. Pursuant to the Agreement, Ms. Jamison will receive severance payments in the aggregate amount of (i) $125,000 less applicable withholding taxes and deductions, which represents six months' gross salary and (ii) $62,903.22, which represents her pro rata annual bonus through August 17, 2005, payable in bi-weekly installments. All vested stock options held by Ms. Jamison will be exercisable through August 17, 2006. Any unvested stock options held by Ms. Jamison will be terminated. Under the Agreement, Ms. Jamison released the Company from any and all claims relating to her employment or otherwise, with limited exceptions, including with respect to his indemnification by the Company. The Agreement also provides that Ms. Jamison will be subject to a customary confidentiality provision.

      A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

      In conjunction with Ms. Jamison's resignation, the at-will employment agreement between the Company and Ms. Jamison was terminated as of August 17, 2005 pursuant to the Agreement described in Item 1.01 of this Form 8-K. The material terms of the employment agreement were described in the Company's Definitive Proxy Statement filed on March 31, 2005 and such description is incorporated herein by reference. The Company will not incur any early termination penalties.

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 17, 2005, Cosi, Inc. (the "Company") appointed William E. Koziel as Chief Financial Officer. Prior to this promotion, Mr. Koziel served as the Company's Controller since September 2004.

      Before joining the Company, Mr. Koziel, 47 years old, was the Corporate Controller of Galyan's Trading Company, Inc., a $750 million sporting goods retailer with 47 stores in 21 states, from 2002 until 2004. From 1999 until 2002, Mr. Koziel was Corporate Controller and a member of the senior executive team of Homelife Furniture Corporation, a $650 million retailer with 133 stores and 9 distribution centers in 28 states. Mr. Koziel served as CFO of Evans, Inc., a $115 million Nasdaq-traded specialty retailer, from 1995 until 1998. Mr. Koziel received Master of Business Administration and Bachelor of Science degrees from DePaul University, and is a Certified Public Accountant.

      The Company entered into an oral at-will employment agreement with Mr. Koziel on August 17, 2005 pursuant to which Mr. Koziel will be paid an annual base salary of $250,000. He will also be eligible to receive (i) a performance bonus of 40% of his annual base salary based on the attainment of mutually agreed upon performance levels and (ii) restricted stock pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Program. Mr. Koziel will be entitled to health benefits and life and long-term disability insurance in amounts standard for all of the Company's employees. In addition, Mr. Koziel may participate in the Company's 401(k) retirement plan and the Company will match his contributions at 25% up to 4% of his base salary. Mr. Koziel's employment may be terminated by either party at any time for any reason.

      Mr. Koziel's promotion follows the resignation of Cynthia Jamison as Chief Financial Officer on August 17, 2005.

      A copy of the Company's press release announcing the above is attached hereto as Exhibit 99.1.

Item 9.01 (c). Exhibits.

     10.1 General Separation and Release Agreement between Cosi, Inc. and Cynthia Jamison, dated August 17, 2005.

     99.1     Press Release of Cosi, Inc., dated August 17, 2005.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Cosi, Inc.

Date: August 23, 2005

                                   /s/ Kevin Armstrong
                                   ---------------------------------------------
                                   Name: Kevin Armstrong
                                   Title: Chief Executive Officer and President

                                  EXHIBIT INDEX


                                                                   Paper (P) or
Exhibit No.                   Description                         Electronic (E)
-----------                   -----------                         --------------

     10.1     General Separation and Release Agreement                 E
              between Cosi, Inc. and Cynthia Jamison, dated
              August 17, 2005.

     99.1     Press Release of Cosi, Inc., dated August 17,            E
              2005.